Exhibit 10.2

FIFTH AMENDMENT TO OFFICE/RETAIL LEASE
This FIFTH AMENDMENT TO OFFICE/RETAIL LEASE ("Amendment") dated for reference purposes only as of October 31, 2010, is entered into by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company ("Landlord"), and UNION BANK, N.A., a national association, formerly known as Union Bank of California, N.A. ("Tenant").

R E C I T A L S:

A.    Landlord and Tenant are parties to that certain Office/Retail Lease dated as of October 8, 2008 (the "Original Lease") entered into by and between Hines VAF UB Plaza, L.P. ("Original Landlord"), as landlord, and Tenant (then known as Union Bank of California, N.A.), as tenant, which was amended by: that certain First Amendment to Office/Retail Lease dated as of November 17, 2008 (the "First Amendment"); that certain Second Amendment to Office/Retail Lease dated as of July 10, 2009 (the "Second Amendment"); that certain Third Amendment to Office/Retail Lease dated as of April 14, 2010 (the "Third Amendment"); and that certain Fourth Amendment to Office/Retail Lease dated as of August 10, 2010 (the "Fourth Amendment"). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is hereafter referred to herein as the "Lease." Landlord has succeeded to the interests of Original Landlord as "landlord" under the Lease. Pursuant to the Lease, Tenant is leasing from Landlord that certain space located on the 28th Floor and 35th Floor (the "35th Floor Expansion Space") (collectively, the "Premises") of the building located at 445 South Figueroa Street, Los Angeles, California (the "Building").
B.    Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.
C.    The Fourth Amendment provides, among other things, that Tenant shall lease from Landlord the 35th Floor Expansion Space which consists of approximately 16,801 rentable square feet of space, described more particularly in said Fourth Amendment. Pursuant to Paragraph 3 of the Fourth Amendment, the parties are to enter into an amendment to the Lease setting forth, among other things, the 35th Floor Commencement Date and the 35th Floor Expiration Date with respect to Tenant's leasing of the 35th Floor Expansion Space.
D.    On or about August 16, 2010, Landlord delivered to Tenant, and Tenant accepted from Landlord, the 35th Floor Expansion Space. Accordingly, the parties now desire to amend the terms of the Lease to memorialize said commencement and expiration dates, and further modify the Lease, all upon the terms and conditions hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Delivery of Expansion Space. Landlord and Tenant acknowledge and agree that effective as of August 16, 2010, Landlord delivered to Tenant, and Tenant accepted from Landlord (in the condition required by the Fourth Amendment), the 35th Floor Expansion Space.
2.    Commencement and Expiration Dates. Tenant acknowledges that Tenant commenced business operations in the 35th Floor Expansion Space as of September 20, 2010. Accordingly, pursuant to Paragraph 3 of the Fourth Amendment, the 35th Floor Commencement Date is September 20, 2010, and the 35th Floor Expiration Date is September 30, 2013. The parties further acknowledge and agree that:
(a)    rent for the partial month commencing September 20, 2010 through and including September 30, 2010 shall be prorated, such that Tenant shall pay Monthly Base Rent for such partial month in the amount of $18,224.42 (i.e., 11 days at the rate of approximately $1,656.77 per day); and
(b)    the first full month of the 35th Floor Lease Term is October, 2010, and accordingly, for purposes of calculating the Base Rent with respect to the 35th Floor Expansion Date, (i) the first year of the 35th Floor Lease Term is October 1, 2010 through September 30, 2011, (ii) the second year of the 35th Floor Lease Term is October 1, 2011 through September 30, 2012, and (iii) the third year of the 35th Floor Lease Term is October 1, 2012 through September 30, 2013.
3.    Notices. Landlord's addresses for notices shall be and is hereby amended as follows:

KBS Capital Advisors, LLC
4343 Von Karman Avenue
Newport Beach, CA 92660
Attention: General Counsel

with a copy to:

KBS Capital Advisors, LLC
620 Newport Center Drive
Suite 1300
Newport Beach, CA 92660
Attn: Mr. Brent Carroll
4.    Authority. Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
5.    No Other Modification, Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TENANT:

UNION BANK, N.A.,
a national association

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:	SVP

LANDLORD:
KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC, a
Delaware limited liability company,
its authorized agent

By:	/s/ Authorized Signatory

Its:	SVP